Exhibit 99.2

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed Combined Financial Statements are based on the historical financial statements of Warner Music Group Corp. (the “Company”) and Parlophone Label Group (“PLG”) and present the Company’s pro forma financial position and results of operations resulting from the Company’s acquisition of PLG (the “Acquisition”) and the related financing and other transactions related to such Acquisition (collectively, the “Transactions”). The accompanying pro forma condensed Combined Financial Statements reflect adjustments to the Company’s historical financial data to give effect to the Transactions as if they had occurred on March 31, 2013 for the pro forma condensed combined balance sheet and as if they had occurred on October 1, 2011 for the pro forma condensed combined statements of operations.

The unaudited pro forma condensed Combined Financial Statements presented below are derived from the historical Consolidated Financial Statements of the Company and historical Combined Carve-out Financial Statements of PLG. The historical Consolidated Financial Statements of the Company are presented in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The historical Combined Carve-out Financial Statements of PLG are presented in British pounds sterling and have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

As described in the accompanying notes, the unaudited pro forma condensed Combined Financial Statements have been prepared using the acquisition method of accounting and the regulations of the Securities and Exchange Commission. The historical financial statements have been adjusted in the unaudited pro forma condensed Combined Financial Statements to give effect to pro forma events that are (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Company’s combined results. The unaudited pro forma condensed combined statements of operations exclude non-recurring items, which are directly related to the Transactions. Additionally, certain pro forma adjustments have been made to the historical Combined Carve-out Financial Statements of PLG in order to (i) convert them to U.S. GAAP; (ii) conform their accounting policies to those applied by the Company; (iii) present them in U.S. dollars; (iv) align accounting periods; and (v) eliminate revenue and expenses and related assets and liabilities for PLG repertoire distributed outside of the PLG acquired territories, international licensing agreements that have been terminated as a result of the Acquisition and excluded assets not acquired by the Company.

As a result, under the acquisition method of accounting, the total estimated acquisition consideration, calculated as described in Note 3 to these unaudited pro forma condensed Combined Financial Statements, has been preliminarily allocated to the net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the excess allocated to goodwill. Since these unaudited pro forma condensed Combined Financial Statements have been prepared based on preliminary estimates of acquisition consideration and fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition will likely differ from the information presented and any differences may be material. The estimation and allocation of acquisition consideration is subject to change pending further review of the fair value of the assets acquired and liabilities assumed. A final determination of fair values will be based on the actual net tangible and intangible assets and liabilities of PLG once the final valuation is completed.

The unaudited pro forma condensed Combined Financial Statements do not reflect the realization of any expected cost savings and other synergies from the Acquisition as a result of restructuring activities and other cost savings initiatives planned subsequent to the completion of the Acquisition. Although management believes such cost savings and other synergies will be realized following the Acquisition, there can be no assurance that these cost savings or any other synergies will be achieved in full or at all. In addition, the unaudited pro forma condensed Combined Financial Statements do not reflect restructuring charges associated and expected to be incurred in connection with any such cost savings. Such charges will be expensed in the appropriate accounting periods following the completion of the Acquisition.

The acquired PLG entities (“PLG entities”) have historically relied on other entities formerly within EMI Music that were not acquired by the Company as part of the Acquisition (“non-PLG entities”) for the distribution of PLG repertoire outside the PLG acquired territories. Consequently, sales of PLG repertoire outside PLG acquired territories are not included in the historical Combined Carve-out Financial Statements of PLG as they were realized by non-PLG entities and the intercompany royalty income recognized by PLG entities for sales outside PLG territories has been removed through a pro forma adjustment along with the related royalty expense to artists. The Company currently expects PLG repertoire to be distributed by its own entities in these non-PLG territories following the Acquisition, however, there can be no assurance that the Company will recognize income from the exploitation of the PLG repertoire previously sold by non-PLG entities equal to that recognized by PLG, or at all.

The unaudited pro forma condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

WARNER MUSIC GROUP CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2013

(in millions)

	Warner Music Group Corp.	Parlophone Label Group (see footnote 4)	Combined	Pro Forma Adjustments	Note (see footnote 5)	Warner Music Group Corp. Pro Forma
Assets
Current assets:
Cash and equivalents	$294	$36	$330	$(109)	(a), (d)	$221
Accounts receivable, less allowances	328	35	363	—		363
Inventories	25	—	25	—		25
Royalty advances — current	119	—	119	—		119
Deferred tax assets	51	—	51	—		51
Other current assets	66	27	93	4	(a)	97

Total current assets	883	98	981	(105)		876
Deferred tax assets	—	53	53	—		53
Royalty advances	147	8	155	—		155
Property, plant and equipment, net	138	36	174	—		174
Goodwill	1,384	3	1,387	376	(b)	1,763
Intangible assets subject to amortization, net	2,371	17	2,388	562	(c)	2,950
Intangible assets not subject to amortization	102	—	102	33	(c)	135
Other assets	83	5	88	22	(a)	110

Total assets	$5,108	$220	$5,328	$888		$6,216

Liabilities and Equity
Current liabilities:
Accounts payable	$137	$48	$185	—		$185
Accrued royalties	993	95	1,088	—		1,088
Accrued liabilities	198	6	204	—		204
Accrued interest	76	—	76	—		76
Deferred revenue	145	29	174	—		174
Current portion of long-term debt	30	—	30	(17)	(a)	13
Other current liabilities	9	79	88	—		88

Total current liabilities	1,588	257	1,845	(17)		1,828
Long-term debt	2,181	—	2,181	729	(a)	2,910
Deferred tax liabilities, net	343	—	343	149	(c)	492
Other noncurrent liabilities	141	29	170	2	(e)	172

Total liabilities	4,253	286	4,539	863		5,402
Equity:
Total equity	836	(66)	770	25	(b), (c), (d)	795
Noncontrolling interest	19	—	19	—		19

Total equity	855	(66)	789	25		814

Total liabilities and equity	$5,108	$220	$5,328	$888		$6,216

WARNER MUSIC GROUP CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED MARCH 31, 2013

(in millions)

	Warner Music Group Corp.	Parlophone Label Group (see footnote 6)	Combined	Pro Forma Adjustments	Note (see footnote 7)	Warner Music Group Corp. Pro Forma
Revenues	$1,444	$112	$1,556	$—		$1,556
Costs and expenses:
Cost of revenues	(737)	(68)	(805)	—		(805)
Selling, general and administrative expenses	(504)	(51)	(555)	3	(c)	(552)
Amortization of intangible assets	(95)	—	(95)	(32)	(a)	(127)

Total costs and expenses	(1,336)	(119)	(1,455)	(29)		(1,484)
Operating income (loss)	108	(7)	101	(29)		72
Loss on extinguishment of debt	(83)	—	(83)	—		(83)
Interest expense, net	(102)	—	(102)	(10)	(b)	(112)
Other expense, net	(9)	—	(9)	—		(9)

(Loss) income before income taxes	(86)	(7)	(93)	(39)		(132)
Income tax benefit (expense)	11	(4)	7	8	(a)	15

Net (loss) income	(75)	(11)	(86)	(31)		(117)
Less: income attributable to noncontrolling interests	(3)	—	(3)	—		(3)

Net (loss) income attributable to Warner Music Group controlling interest	$(78)	$(11)	$(89)	$(31)		$(120)

WARNER MUSIC GROUP CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2012

(in millions)

	Warner Music Group Corp.	Parlophone Label Group (see footnote 6)	Combined	Pro Forma Adjustments	Note (see footnote 7)	Warner Music Group Corp. Pro Forma
Revenues	$2,780	$213	$2,993	$—		$2,993
Costs and expenses:
Cost of revenues	(1,459)	(125)	(1,584)	—		(1,584)
Selling, general and administrative expenses	(1,019)	(104)	(1,123)	6	(c)	(1,117)
Pension curtailment expense	—	(493)	(493)	—		(493)
Amortization of intangible assets	(193)	—	(193)	(63)	(a)	(256)

Total costs and expenses	(2,671)	(722)	(3,393)	(57)		(3,450)
Operating income (loss)	109	(509)	(400)	(57)		(457)
Interest expense, net	(225)	—	(225)	(34)	(b)	(259)
Other income, net	8	—	8	—		8

Loss before income taxes	(108)	(509)	(617)	(91)		(708)
Income tax (expense) benefit	(1)	43	42	16	(a)	58

Net loss	(109)	(466)	(575)	(75)		(650)
Less: income attributable to noncontrolling interests	(3)	—	(3)	—		(3)

Net loss attributable to Warner Music Group controlling interest	$(112)	$(466)	$(578)	$(75)		$(653)

1. Description of the Transactions

On February 6, 2013, the Company signed a definitive agreement to acquire PLG from Universal Music Group (“Universal”), a division of Vivendi, for £487 million in an all-cash transaction pursuant to the Share Sale and Purchase Agreement, dated as of February 6, 2013 (the “Agreement”) by and among Warner Music Holdings Limited, an English company and wholly-owned subsidiary of the Company (“WM Holdings UK”), certain related entities identified in the Agreement (such entities, together with WM Holdings UK, the “Buyers”), WMG Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“WMG Acquisition”), as Buyers’ Guarantor, and EGH1 BV, a Dutch company, EMI Group Holdings BV, a Dutch company, and Delta Holdings BV, a Dutch company, as Sellers (as defined therein) (collectively, the “PLG Sellers”), and Universal International Music BV, a Dutch company, as Sellers’ Guarantor (as defined therein), pursuant to which the PLG Sellers agreed to sell, and the Buyers agreed to buy, the outstanding shares of capital stock of PLG Holdco Limited, an English company (“PLG Holdco”) and certain related entities identified in the Agreement.

On June 28, 2013, the parties to the Agreement entered into a Deed of Variation, resulting in an Amended and Restated Share Sale and Purchase Agreement (the “Amended Agreement”). The Amended Agreement provided for, among other amendments, a revision to the definition of “Aggregate Payments” to increase this amount from the consideration paid for the outstanding shares of capital stock in PLG Holdco and certain related entities identified in the Amended Agreement to an amount that reflects the entire purchase price. The adjustment to this definition results in a greater potential cap on liability for the PLG Sellers in connection with certain claims that may be brought under the Amended Agreement. On July 1, 2013 the Company completed the Acquisition.

On May 9, 2013, WMG Acquisition entered into an amendment to the credit agreement (the “Term Loan Credit Agreement”) among WMG Acquisition, WMG Holdings Corp., the subsidiaries of WMG Acquisition party thereto, Credit Suisse AG, as administrative agent, and the other financial institutions and lenders from time to time party thereto (the “Term Loan Credit Agreement Amendment”), providing for a $820 million delayed draw senior secured term loan facility (the “Incremental Term Loan Facility”). On July 1, 2013, WMG Acquisition drew down the $820 million Incremental Term Loan Facility to consummate the Transactions, to pay fees, costs and expenses related to the Transactions and for general corporate purposes of WMG Acquisition and its subsidiaries. In conjunction with the Transactions, the Company also repaid $103 million related to the Company’s existing term loan and the Term Loan Credit Agreement Amendment repriced the interest rate for the term loan resulting in annual savings of $13 million. In addition, the Term Loan Credit Agreement Amendment reduced the annual amortization amount to 1.00% of the principal amount, resulting in annual cash savings of $25 million.

2. Basis of Presentation

The historical Consolidated Financial Statements of the Company are presented in U.S. dollars and have been prepared in accordance with U.S. GAAP. The historical Combined Carve-out Financial Statements of PLG are presented in British pounds sterling and have been prepared in accordance with IFRS. The unaudited pro forma condensed Combined Financial Statements as of March 31, 2013, for the six months ended March 31, 2013, and for the twelve months ended September 30, 2012, reflect adjustments to the Company’s historical financial data to give effect to the Transactions as if they had occurred on March 31, 2013 for the pro forma balance sheet and as if they had occurred on October 1, 2011 for the pro forma statements of operations.

The historical financial statements have been adjusted in the unaudited pro forma condensed Combined Financial Statements to give effect to pro forma events that are (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the Company’s combined results. The unaudited pro forma condensed combined statements of operations exclude non-recurring items, which are directly related to the Transactions. Additionally, certain pro forma adjustments have been made to the historical Combined Carve-out Financial Statements of PLG in order to (i) convert them to U.S. GAAP; (ii) conform their accounting policies to those applied by the Company; (iii) present them in U.S. dollars; (iv) align accounting periods; and (v) eliminate revenue and expenses and related assets and liabilities for PLG repertoire distributed outside of the PLG acquired territories, international licensing agreements that have been terminated as a result of the Acquisition and excluded assets not acquired by the Company.

The unaudited pro forma condensed Combined Financial Statements do not reflect the realization of any expected cost savings and other synergies from the Acquisition as a result of restructuring activities and other cost savings initiatives planned subsequent to the completion of the Acquisition. Although the Company’s management believes such cost savings or other synergies will be realized following the Acquisition, there can be no assurance that these cost savings or any other synergies will be achieved in full or at all. In addition, the unaudited pro forma condensed Combined Financial Statements do not reflect the estimated restructuring charges contemplated in association with any such cost savings. Such charges will be expensed in the appropriate accounting periods following the completion of the Acquisition. The PLG entities have historically relied on non-PLG entities for the distribution of PLG repertoire outside the PLG acquired territories. Consequently, sales of PLG repertoire outside PLG acquired territories are not included in the historical Combined Carve-out Financial Statements of PLG as they were realized by non-PLG entities and the intercompany royalty income recognized by PLG entities for sales outside PLG territories has been removed through a pro forma adjustment (see item (c) in Note 6 below) along with the related royalty expense to artists. The Company currently expects PLG repertoire to be distributed by its own entities in these non-PLG territories following the Acquisition, however, there can be no assurance that the Company will recognize income from the exploitation of the PLG repertoire previously sold by non-PLG entities equal to that recognized by PLG, or at all.

The Acquisition will be accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805, Business Combinations, using the acquisition method of accounting. The assets and liabilities of PLG, including identifiable intangible assets, have been measured using preliminary estimates based on assumptions that management believes are reasonable and are consistent with the information currently available. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items. The use of different estimates and judgments could yield materially different results.

3. Estimate of Acquisition Consideration

The following is a preliminary estimate of the Acquisition consideration as it relates to the acquisition of PLG by the Buyers. Such amounts will be pushed down to PLG as part of the purchase price allocation.

(in millions)
Purchase Price	£487
Preliminary Purchase Price Adjustment	13

Adjusted Purchase Price	£500
Foreign Exchange Rate at July 1, 2013	1.53

Adjusted Purchase Price in U.S. dollars	$765

The excess of the purchase price (as described below), over the fair value of net assets, including the amount assigned to identifiable intangible assets and deferred tax adjustments, has been allocated to goodwill. The purchase price allocation as included in the pro forma condensed Combined Financial Statements is preliminary and is subject to the final purchase consideration and the final valuation. This could result in material adjustment to the amounts included herein. The preliminary estimate of the net assets acquired and liabilities assumed as part of the Acquisition is as follows:

(in millions)
Book value of net liabilities acquired at March 31, 2013	$(66)
Fair Value Adjustments to:
Identifiable Intangible Assets	603
Deferred Tax Adjustments	(149)
Onerous Contract	(2)

Total Fair Value Adjustments	452

Fair Value of Net Assets Acquired	386
Goodwill Recorded	379

Total consideration allocated	$765

4. Presentation of Parlophone Label Group Combined Balance Sheet (unaudited)

The Combined Carve-out Financial Statements of PLG are presented in British pounds sterling and have been prepared in accordance with IFRS. Accordingly, certain adjustments have been made in order to (i) convert them to U.S. GAAP; (ii) conform their accounting and presentation policies to those applied by the Company; (iii) present them in U.S. dollars; (iv) align accounting periods; and (v) eliminate assets not acquired and liabilities not assumed.

The table provided below presents the adjustments made to present PLG’s combined balance sheet on a U.S. GAAP basis and to conform its presentation to the Company’s accounting policies. The combined balance sheet of PLG also has been translated from British pounds sterling to U.S. dollars based on a closing exchange rate at March 31, 2013, of 1.51 British pounds sterling to the U.S. dollar.

		Pro Forma Adjustments (in millions) As of March 31, 2013
	Parlophone Label Group	(a) Eliminate Assets Not Acquired/ Liabilities Not Assumed	Align PLG with WMG Policies and U.S. GAAP		Parlophone Label Group Pro Forma	Parlophone Label Group Pro Forma
Assets
Current assets:
Cash and equivalents	£24	£—	£—		£24	$36
Accounts receivable, less allowances	105	(70)	(12	) (f)	23	35
Inventories	1	(1)	—		—	—
Royalty advances expected to be recouped within one year	8	—	(8	) (c), (d)	—	—
Other current assets	89	(71)	—		18	27

Total current assets	227	(142)	(20)		65	98
Deferred tax assets	34	—	1	(f)	35	53
Royalty advances expected to be recouped after one year	—	—	5	(c)	5	8
Property, plant and equipment, net	24	—	—		24	36
Goodwill	2	—	—		2	3
Intangible assets subject to amortization, net	5	6	—		11	17
Other assets	3	—	—		3	5

Total assets	£295	£(136)	£(14)		£145	$220

Liabilities and Equity
Current liabilities:
Accounts payable	£66	£(34)	£—		£32	$48
Accrued royalties	83	(20)	—		63	95
Accrued liabilities	46	(42)	—		4	6
Deferred revenue	28	(8)	(1	) (e)	19	29
Other current liabilities	335	(283)	—		52	79

Total current liabilities	558	(387)	(1)		170	257
Other noncurrent liabilities	20	—	(1	) (b)	19	29

Total liabilities	578	(387)	(2)		189	286
Equity:
Total equity	(283)	251	(12	) (b), (e), (f)	(44)	(66)

Total equity	(283)	251	(12)		(44)	(66)

Total liabilities and equity	£295	£(136)	£(14)		£145	$220

(a)	The historical balance sheet at March 31, 2013 includes certain activities along with the related liabilities that were not acquired or assumed by the Company. This adjustment gives pro forma effect to the balance sheet to exclude these liabilities and include the consideration received subsequently with a corresponding adjustment to equity.

In addition to amounts subsequently transferred out of PLG, there were certain assets and liabilities related to entities and artist contracts that were owned by Universal at March 31, 2013 that were subsequently transferred into/assumed by PLG prior to the Acquisition. This adjustment gives pro forma effect to the balance sheet for these transfers into PLG, with a corresponding adjustment to equity.

This adjustment further excludes any outstanding balances within working capital (including receivables and royalties payable) relating to repertoire owned by non-PLG entities or those owned by PLG, but exploited by non-PLG entities, with a corresponding adjustment to equity.

To the extent that the tax impact of the pro forma income statement adjustments have reduced the current tax liability, an equal and opposite adjustment has been reflected within equity.

Further, any intra group funding balances to/ from Universal within the pro forma balance sheet have been excluded with a corresponding adjustment to equity.

(b)	Under IFRS, PLG records the present value of a future obligation under an onerous contract as a provision. Under U.S. GAAP, losses are not recognized for onerous contracts. This adjustment is to reverse the onerous contract recorded to align with the Company’s accounting policy.

(c)	PLG classifies all advances paid to artists as current as they are determined to be recoupable during the operating cycle. The Company’s accounting policy is to classify as current and non-current based on expected recoupment timing. In order to align with the Company’s accounting policy, an adjustment of £5M was made to reclassify PLG advances expected to recoup after twelve months to non-current.

(d)	This adjustment of £3M is to expense the signing fee at the time of payment in order to align with the Company’s accounting policy.

(e)	This adjustment is to adjust the timing of revenue recognition of material advances to be in accordance with the Company’s accounting policy.

(f)	PLG accrues neighboring rights revenue prior to cash receipt. The Company accounts for neighboring rights on a cash basis. This adjustment reverses the accruals to align with the Company’s accounting policy.

5.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	The Company completed a financing in the amount of $820 million on July 1, 2013 used to fund the acquisition price of PLG of $765 million. This adjustment reflects the new debt incurrence of $820 million, net of original issue discounts of $2 million, as well as deferred financing costs of $20 million. Additionally, $30 million of the new debt proceeds were utilized to pay transaction related expenses. This adjustment further reflects the use of $109 million of excess cash to repay portions of the existing Term Loan Facility due 2018 including $6 million of deferred financing costs. The deferred financing costs are included in other current assets and other assets on the balance sheet. This adjustment further reflects the updated amortization repayments in the current portion of the long term debt on the balance sheet ($13 million). This adjustment excludes early repayments in June 2013 of approximately $75 million made on the Company’s outstanding senior secured notes as they were not directly attributable to the Transactions.

(b)	Reflects the goodwill attributable to the Transactions of $379 million, offset by the removal of existing PLG goodwill of $3 million. The estimate of fair value is preliminary and subject to change and therefore could vary materially from the actual adjustment.

(c)	Amounts reflect the estimated fair value adjustment to intangibles for trademarks/trade names, catalog assets, and artist contracts, and the related tax impact, offset by the removal of existing PLG intangible assets. In accordance with ASC 350, identifiable intangible assets are required to be measured at fair value. The intangible assets identified below were valued using the “income approach,” either through the “relief from royalty method” or the “excess earnings method.” Determining fair value requires significant judgment concerning the assumptions used in the valuation model, including discount rates, the amount and timing of expected future cash flows, growth rates, as well as royalty rates, which are based on the estimated rates at which similar assets are being licensed in the marketplace. The estimated weighted average useful life of the intangible assets identified is 9 years, and the total annual amortization expense is estimated to be $63 million per year following the Transactions. The estimate of fair value is preliminary and subject to change and therefore could vary materially from the actual adjustment.

As part of the purchase price allocation related to the Acquisition, certain book and tax basis differences arose primarily related to the fair value allocation for intangible assets. As a result of these basis differences, we recorded estimated deferred tax liabilities. The estimated deferred tax liabilities are subject to certain assumptions including the estimated purchase price allocation as described above, and the anticipated push down of intangible assets to the underlying jurisdictions, which impacts the tax rates utilized. Accordingly, the estimated deferred tax assets/liabilities could vary materially from the actual adjustment.

(d)	In conjunction with the Transactions, certain expenses ($30 million) are expected to be incurred including, but not limited to, advisor fees, legal fees, and other professional fees. These amounts reflect the payment of estimated costs to be incurred based on the information available, as of the date of this filing. The final costs related to the Transactions may differ materially from the amounts included in the pro forma adjustment.

(e)	This adjustment records the purchase price adjustment of an off- market contract noted in item (b) of note 4 above.

6. Presentation of Parlophone Label Group Combined Statement of Operations (unaudited)

The Combined Carve-out Financial Statements of PLG are presented in British pounds sterling and have been prepared in accordance with IFRS. Accordingly, certain adjustments have been made in order to (i) convert them to U.S. GAAP; (ii) conform their accounting and presentation policies to those applied by the Company; (iii) present them in U.S. dollars; (iv) align accounting periods; and (v) eliminate revenue and expenses related to PLG repertoire distributed outside of PLG acquired territories, international licensing agreements that have been terminated as a result of the Acquisition and excluded assets not acquired by the Company.

The tables provided below presents the adjustments made to present PLG’s combined statement of operations on a U.S. GAAP basis and to conform its presentation to the Company’s accounting policies. The combined statement of operations of PLG also has been translated from British pounds sterling to U.S. dollars based on an average exchange rate for the six months ended March 31, 2013 and the twelve months ended September 30, 2012, of 1.58 British pounds sterling to the U.S. dollar.

		Pro Forma Adjustments (in millions) For the Six Months Ended March 31, 2013
	Parlophone Label Group	(a) Remove Excluded Assets	(b) Termination of International Licensing Agreement	(c) Remove International Sales of PLG Repetoire Outside of PLG	(f) Remove Intergroup Interest Income	Align PLG with WMG Policies and U.S. GAAP		Parlophone Label Group Pro Forma	Parlophone Label Group Pro Forma
Revenues	£169	£(10)	£(40)	£(49)	£—	£1	(d)	£71	$112
Costs and expenses:
Cost of revenues	(97)	4	21	33	—	(4	) (e)	(43)	(68)
Selling, general and administrative expenses	(28)	(4)	—	—	—	—		(32)	(51)

Total costs and expenses	(125)	—	21	33	—	(4)		(75)	(119)
Net profit on disposal	166	(166)	—	—	—	—		—	—
Operating income (loss)	210	(176)	(19)	(16)	—	(3)		(4)	(7)
Interest income, net	16	—	—	—	(16)	—		—	—

Income (loss) before income taxes	226	(176)	(19)	(16)	(16)	(3)		(4)	(7)
Income tax (expense) benefit	(39)	21	5	6	4	—		(3)	(4)

Net income (loss) attributable to Warner Music Group	£187	£(155)	£(14)	£(10)	£(12)	£(3)		£(7)	$(11)

		Pro Forma Adjustments (in millions) For the Twelve Months Ended September 30, 2012
	Parlophone Label Group	(a) Remove Excluded Assets	(b) Termination of International Licensing Agreement	(c) Remove International Sales of PLG Repetoire Outside of PLG	(f) Remove Intergroup Interest Income	Align PLG with WMG Policies and U.S. GAAP		Parlophone Label Group Pro Forma	Parlophone Label Group Pro Forma
Revenues	£331	£(13)	£(99)	£(87)	£—	£3	(d)	£135	$213
Costs and expenses:
Cost of revenues	(178)	1	52	46	—	—		(79)	(125)
Selling, general and administrative expenses	(62)	(4)	—	—	—	—		(66)	(104)
Pension curtailment expense	(312)	—	—	—	—	—		(312)	(493)

Total costs and expenses	(552)	(3)	52	46	—	—		(457)	(722)
Operating loss	(221)	(16)	(47)	(41)	—	3		(322)	(509)
Interest income, net	2	—	—	—	(2)	—		—	—

Loss before income taxes	(219)	(16)	(47)	(41)	(2)	3		(322)	(509)
Income tax (expense) benefit	(1)	4	12	13	—	(1)		27	43

Net loss attributable to Warner Music Group	£(220)	£(12)	£(35)	£(28)	£(2)	£2		£(295)	$(466)

(a)	Certain assets, including artist contracts, owned by PLG during the period presented have not been acquired by the Company. These adjustments remove the revenue generated by those assets and corresponding direct expenses. The income generated from selling these assets has been excluded from the statement of operations.

(b)	During the period presented, PLG had the right to sell repertoire owned by non-PLG entities. The rights to this repertoire have been retained by Universal and were not included in the Acquisition. These adjustments remove the revenue generated from exploiting these rights and the corresponding direct expenses.

(c)	During the periods presented, non-PLG entities had the right to sell repertoire owned by PLG entities and have paid PLG a royalty in return for exploiting these rights. These adjustments remove the income received by PLG from non-PLG entities and the corresponding direct expenses incurred. The related royalty cost has been calculated based on the average royalty rate for the applicable periods.

(d)	This adjustment is to adjust the timing of revenue recognition of material advances to be in accordance with the Company’s accounting policy.

(e)	This adjustment is to expense the signing fee at the time of payment in order to align with the Company’s accounting policy.

(f)	During the periods presented, PLG entities have had interest-bearing funding balances to/from non-PLG entities. These adjustments remove the net interest income earned/foreign exchange gains on these balances.

7. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	This adjustment reflects the impact of the estimated fair value of the intangible assets acquired amortized over their respective estimated useful lives. The estimates are preliminary and subject to change and therefore could vary materially from the actual adjustment. The total annual amortization expense is estimated to be $63 million per year following the Transactions. These preliminary estimates of fair value and estimated useful life will likely be different from the final purchase accounting, and the difference could have a material impact on the unaudited pro forma condensed Combined Financial Statements. A 10% to 25% increase/decrease in the valuation of definite-lived intangible assets would cause a corresponding increase/decrease in amortization of $6 to $16 million (or 10% to 25%, respectively) during the first year following the acquisition.

(b)	This adjustment reflects the increase in interest expense related to the amortization of the deferred financing costs described above over the remaining term of the related debt ($3 million annually), as well as the expected annual interest payable on the new $820 million debt at a rate equal to the LIBOR rate as defined in the Term Loan Credit Agreement (which shall not be less than 1.00%) plus 2.75% per annum (currently 3.75%) and the accretion of the original issue discount over the expected life of the new debt incurrence. This amount has been decreased by the expected interest expense savings of $7 million for the six months ended March 31, 2013, associated with the early repayment of a portion of existing term loan debt described above.

(c)	In conjunction with the Transactions, certain advisory and legal expenses were incurred during the periods presented. This adjustment eliminates these expenses as they are not expected to have a continuing impact on the combined results, and therefore, are not being reflected in the unaudited pro forma condensed combined statement of operations.